Exhibit 99.1

For immediate release	For More Information: J. Bruce Hildebrand, Executive Vice President 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FOURTH QUARTER EARNINGS RESULTS AND 32nd YEAR OF CONSECUTIVE EARNINGS GROWTH

ABILENE, Texas, January 24, 2019 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the fourth quarter of 2018 of $38.44 million, up $2.29 million when compared with earnings of $36.14 million in the same quarter last year. Basic earnings per share were $0.57 for the fourth quarter of 2018 compared with $0.55 in the same quarter a year ago. Included in noninterest expense in the fourth quarter of 2018 was $1.55 million, before income tax, resulting from the Company’s partial settlement of its frozen defined benefit pension plan (see below for more details). Additionally, the Company recorded a $322 thousand prior year income tax benefit in the fourth quarter of 2018 resulting from refinements in the re-measurement of its deferred tax balance related to the Tax Cuts and Jobs Act which lowered the Company’s corporate income tax rate to 21% from 35% at the end of 2017.

All amounts for the three months and year ended December 31, 2018, include the results of the Company’s acquisition of Commercial Bancshares, Inc. and its wholly-owned subsidiary, Commercial State Bank, Kingwood, Texas, which was effective January 1, 2018. As of the acquisition date, Commercial State Bank had total assets of approximately $390.20 million, total loans of approximately $271.50 million and total deposits of approximately $345.90 million.

Net interest income for the fourth quarter of 2018 was $70.27 million compared with $60.89 million in the same quarter of 2017. The net interest margin, on a taxable equivalent basis, was 4.02 percent for the fourth quarter of 2018 compared to 4.01 percent in the third quarter of 2018 and 4.00 percent in the fourth quarter of 2017. Included in interest income for the fourth quarter of 2018 was $491 thousand, or three basis points in net interest margin, related to discount accretion from fair value accounting related to the Kingwood and Orange acquisitions.

The provision for loan losses was $1.80 million in the fourth quarter of 2018 compared with $1.45 million in the third quarter of 2018 and $1.44 million in the fourth quarter of 2017. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.75 percent at December 31, 2018, compared with 0.69 percent at September 30, 2018, and 0.57 percent at December 31, 2017. Classified loans totaled $126.30 million at December 31, 2018, compared to $117.52 million at September 30, 2018, and $117.21 million at December 31, 2017.

Noninterest income increased 11.19 percent in the fourth quarter of 2018 to $24.80 million compared with $22.30 million in the same quarter a year ago. Trust fees increased $1.02 million to $6.92 million in the fourth quarter of 2018 compared with $5.89 million in the same quarter last year, primarily due to continued growth in the fair value of Trust assets managed to $5.60 billion from $5.13 billion a year ago. ATM, interchange and credit card fees increased 5.74 percent to $6.96 million compared with $6.58 million in the same quarter last year due to continued growth in debit cards and the Kingwood acquisition. Service charges on deposits increased 16.59 percent to $5.71 million compared with $4.90 million in the same quarter a year ago, primarily due to continued growth in net new accounts, product and pricing changes made to better align the Company’s account offerings and the Kingwood acquisition.

Noninterest expense for the fourth quarter of 2018 totaled $48.24 million compared to $44.10 million in the fourth quarter of 2017. The Company’s efficiency ratio in the fourth quarter of 2018 was 49.69 percent compared with 49.37 percent in the same quarter last year. During the fourth quarter of 2018, the Company settled the portion of its pension obligation for plan participants no longer employed by the Company that are in payout. As a result of the partial settlement of the plan, the Company recognized $1.55 million, before income tax, in settlement loss, a component of noninterest expense. Also included in noninterest expense in the fourth quarter of 2018 was a $1.33 million increase in salary and employee benefit costs to $25.75 million compared to $24.42 the same quarter a year ago, primarily driven by the Kingwood acquisition, annual merit based pay increases and an increase in profit sharing expenses.

For the year ended December 31, 2018, net income increased $30.27 million to $150.64 million from $120.37 million in 2017, marking 2018 as the 32nd consecutive year of earnings increases for the Company. Basic earnings per share in 2018 rose to $2.23 from $1.82 in the previous year. Net interest income increased $36.07 million for the year to $272.76 million from $236.69 million a year ago. The provision for loan losses for 2018 totaled $5.67 million compared with $6.53 million in 2017. Noninterest income was $101.76 million in 2018 compared with $91.02 million in 2017. Noninterest expense rose to $190.68 million in 2018 compared with $173.99 million a year ago.

As of December 31, 2018, consolidated assets for the Company totaled $7.73 billion compared with $7.25 billion at December 31, 2017. Loans totaled $3.98 billion at year end compared with loans of $3.50 billion a year ago. Deposits totaled $6.18 billion at December 31, 2018, compared to $5.96 billion a year ago. Shareholders’ equity rose to $1.05 billion at year end compared with $922.77 million at December 31, 2017.

“We are pleased to report the 32nd consecutive year of increased earnings for the Company, which does not just happen. It comes from the hard work and dedication of our board, officers and employees,” said F. Scott Dueser, Chairman, President and CEO. “We continue to work diligently to grow loans and deposits, reduce expenses to improve our bottom line while continuing to look for acquisition opportunities to better utilize our strong capital position and increase our return to our shareholders. In light of the continued increases in interest rates by the Federal Reserve, we continue to focus on increasing loan and deposit rates to better align with our competitive environment,” added Dueser.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 73 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran,

New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Spring, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables.    Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2018				2017
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ASSETS
Cash and due from banks	$207,835	$164,998	$178,217	$130,979	$209,583
Interest-bearing deposits in banks	40,812	34,511	99,499	67,060	162,764
Interest-bearing time deposits in banks	1,458	1,458	1,458	1,458	1,458
Fed funds sold	—	—	8,450	—	—
Investment securities	3,158,777	3,144,367	3,197,567	3,276,193	3,087,473
Loans	3,975,308	3,885,536	3,855,769	3,747,081	3,500,699
Allowance for loan losses	(51,202)	(50,871)	(49,951)	(49,499)	(48,156)

Net loans	3,924,106	3,834,665	3,805,818	3,697,582	3,452,543
Premises and equipment	133,421	130,815	130,366	126,446	124,026
Goodwill	171,565	171,565	171,565	171,565	139,971
Other intangible assets	3,118	3,342	3,620	4,004	1,172
Other assets	90,762	85,510	88,910	92,162	75,725

Total assets	$7,731,854	$7,571,231	$7,685,470	$7,567,449	$7,254,715

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$2,116,107	$2,146,984	$2,105,953	$2,111,116	$2,041,650
Interest-bearing deposits	4,064,282	3,998,298	4,104,654	4,079,647	3,921,311

Total deposits	6,180,389	6,145,282	6,210,607	6,190,763	5,962,961
Borrowings	468,706	380,760	456,935	372,155	331,000
Other liabilities	29,464	49,450	32,300	34,717	37,986
Shareholders’ equity	1,053,295	995,739	985,628	969,814	922,768

Total liabilities and shareholders’ equity	$7,731,854	$7,571,231	$7,685,470	$7,567,449	$7,254,715

	Quarter Ended
	2018				2017
	Dec. 31,	Sept 30,	June 30,	Mar. 31,	Dec. 31,
INCOME STATEMENTS
Interest income	$76,481	$74,049	$72,078	$69,082	$63,456
Interest expense	6,207	4,623	4,467	3,633	2,562

Net interest income	70,274	69,426	67,611	65,449	60,894
Provision for loan losses	1,800	1,450	1,105	1,310	1,440

Net interest income after provision for loan losses	68,474	67,976	66,506	64,139	59,454
Noninterest income	24,797	27,055	25,488	24,423	22,302
Noninterest expense	48,235	47,506	47,144	47,798	44,096

Net income before income taxes	45,036	47,525	44,850	40,764	37,660
Income tax expense	6,599	7,475	7,217	6,245	9,167
Tax benefit from tax rate change	—	—	—	—	(7,650)

Net income	$38,437	$40,050	$37,633	$34,519	$36,143

PER COMMON SHARE DATA
Net income - basic	$0.57	$0.59	$0.56	$0.51	$0.55
Net income - diluted	0.56	0.59	0.55	0.51	0.54
Cash dividends declared	0.21	0.21	0.21	0.19	0.19
Book Value	15.55	14.71	14.57	14.34	13.93
Market Value	$57.69	$59.10	$50.90	$46.30	$45.05
Shares outstanding - end of period	67,753,133	67,693,586	67,669,658	67,612,760	66,260,444
Average outstanding shares - basic	67,676,204	67,635,058	67,597,275	67,527,010	66,191,995
Average outstanding shares - diluted	68,095,612	68,053,724	67,924,168	67,799,545	66,428,871

PERFORMANCE RATIOS
Return on average assets	2.00%	2.10%	1.98%	1.84%	2.02%
Return on average equity	15.18	16.00	15.53	14.74	15.79
Return on average tangible equity	18.38	19.42	18.94	17.82	18.70
Net interest margin (tax equivalent)	4.02	4.01	3.92	3.88	4.00
Efficiency ratio	49.69	48.12	49.42	51.76	49.37

	Year Ended
	Dec. 31,
	2018	2017
INCOME STATEMENTS
Interest income	$291,690	$245,975
Interest expense	18,930	9,288

Net interest income	272,760	236,687
Provision for loan losses	5,665	6,530

Net interest income after provision for loan losses	267,095	230,157
Noninterest income	101,764	91,017
Noninterest expense	190,684	173,986

Net income before income taxes	178,175	147,188
Income tax expense	27,537	26,817

Net income	$150,638	$120,371

PER COMMON SHARE DATA
Net income - basic	$2.23	$1.82
Net income - diluted	2.22	1.81
Cash dividends declared	0.82	0.75
Book Value	15.55	13.93
Market Value	$57.69	$45.05
Shares outstanding - end of period	67,753,133	66,260,444
Average outstanding shares - basic	67,609,367	66,126,863
Average outstanding shares - diluted	67,983,014	66,324,330
PERFORMANCE RATIOS
Return on average assets	1.98%	1.72%
Return on average equity	15.37	13.63
Return on average tangible equity	18.65	16.26
Net interest margin (tax equivalent)	3.96	4.01
Efficiency ratio	49.72	49.26

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2018				2017
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$50,871	$49,951	$49,499	$48,156	$47,922
Loans charged off	(2,081)	(945)	(949)	(471)	(1,440)
Loan recoveries	612	415	296	504	234

Net recoveries (charge-offs)	(1,469)	(530)	(653)	33	(1,206)
Provision for loan losses	1,800	1,450	1,105	1,310	1,440

Balance at end of period	$51,202	$50,871	$49,951	$49,499	$48,156

Allowance for loan losses / period-end loans	1.29%	1.31%	1.30%	1.32%	1.38%
Allowance for loan losses / nonperforming loans	176.22	194.25	182.31	209.80	259.11
Net charge-offs / average loans (annualized)	0.15	0.05	0.07	—	0.14

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$50,379	$36,450	$34,557	$40,079	$37,079
Substandard	75,919	81,073	79,170	83,976	80,131
Doubtful	—	—	—	—	—

Total classified loans	$126,298	$117,523	$113,727	$124,055	$117,210

NONPERFORMING ASSETS
Nonaccrual loans	$27,534	$25,587	$26,685	$22,752	$17,670
Accruing troubled debt restructured loans	513	513	514	514	627
Accruing loans 90 days past due	1,008	88	200	327	288

Total nonperforming loans	29,055	26,188	27,399	23,593	18,585
Foreclosed assets	577	671	705	1,276	1,532

Total nonperforming assets	$29,632	$26,859	$28,104	$24,869	$20,117

As a % of loans and foreclosed assets	0.75%	0.69%	0.73%	0.66%	0.57%
As a % of end of period total assets	0.38	0.35	0.37	0.33	0.28

OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$113,536	$112,039	$103,381	$86,218	$60,164
Oil and gas loans as a % of total loans	2.86%	2.88%	2.68%	2.30%	1.72%
Classified oil and gas loans	3,894	4,861	5,001	10,485	20,346
Nonaccrual oil and gas loans	1,048	1,825	1,629	1,460	1,414
Net charge-offs for oil and gas loans	—	—	—	—	—
Allowance for oil and gas loans as a % of oil and gas loans	3.23%	3.28%	3.48%	3.64%	7.90%

CAPITAL RATIOS
Common equity Tier 1 capital ratio	19.47%	19.19%	18.68%	18.43%	18.66%
Tier 1 capital ratio	19.47	19.19	18.68	18.43	18.66
Total capital ratio	20.61	20.34	19.81	19.58	19.85
Tier 1 leverage	11.85	11.57	11.14	10.90	11.09
Equity to assets	13.62	13.15	12.82	12.82	12.72

	Quarter Ended
	2018				2017
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
NONINTEREST INCOME
Trust fees	$6,915	$7,291	$7,070	$6,904	$5,891
Service charges on deposits	5,713	5,690	5,375	4,884	4,900
ATM, interchange and credit card fees	6,962	7,533	7,041	6,996	6,584
Real estate mortgage fees	3,439	4,834	3,951	2,933	3,613
Net gain on sale of available-for-sale securities	8	58	67	1,221	3
Net gain (loss) on sale of foreclosed assets	(85)	84	19	99	(8)
Net gain (loss) on sale of assets	5	(61)	—	(91)	(185)
Interest on loan recoveries	332	199	289	119	232
Other noninterest income	1,508	1,427	1,676	1,358	1,272

Total noninterest income	$24,797	$27,055	$25,488	$24,423	$22,302

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$23,908	$24,693	$24,545	$24,994	$22,760
Loss from partial settlement of pension plan	1,546	—	—	—	—
Profit sharing expense	1,839	1,684	2,317	1,209	1,661
Net occupancy expense	2,583	2,900	2,806	2,883	2,439
Equipment expense	3,403	3,482	3,440	3,516	3,369
FDIC insurance premiums	565	570	632	566	560
ATM, interchange and credit card expenses	2,589	2,344	2,205	2,143	1,935
Legal, tax and professional fees	2,609	2,417	2,308	2,807	2,580
Audit fees	291	382	439	411	338
Printing, stationery and supplies	513	387	612	486	567
Amortization of intangible assets	223	279	384	387	136
Advertising and public relations	1,805	1,709	1,576	1,575	1,689
Operational and other losses	337	981	305	566	553
Software amortization and expense	755	540	479	524	1,056
Other noninterest expense	5,269	5,138	5,096	5,731	4,453

Total noninterest expense	$48,235	$47,506	$47,144	$47,798	$44,096

TAX EQUIVALENT YIELD ADJUSTMENT	$1,996	$2,242	$2,289	$2,467	$6,125

	Year Ended
	Dec. 31,
	2018	2017
NONINTEREST INCOME
Trust fees	$28,181	$23,694
Service charges on deposits	21,663	19,416
ATM, interchange and credit card fees	28,532	25,686
Real estate mortgage fees	15,157	15,109
Net gain (loss) on sale of available-for-sale securities	1,354	1,828
Net gain (loss) on sale of foreclosed assets	116	(50)
Net gain (loss) on sale of assets	(147)	(396)
Interest on loan recoveries	938	1,128
Other noninterest income	5,970	4,602

Total noninterest income	$101,764	$91,017

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$98,140	$90,552
Loss from partial settlement of pension plan	1,546	—
Profit sharing expense	7,049	4,735
Net occupancy expense	11,173	10,521
Equipment expense	13,841	13,765
FDIC insurance premiums	2,333	2,217
ATM, interchange and credit card expenses	9,282	7,452
Legal, tax and professional fees	10,141	9,980
Audit fees	1,526	1,492
Printing, stationery and supplies	1,997	1,989
Amortization of intangible assets	1,272	613
Advertising and public relations	6,664	6,334
Operational and other losses	2,188	3,192
Software amortization and expense	2,297	3,295
Other noninterest expense	21,235	17,849

Total noninterest expense	$190,684	$173,986

TAX EQUIVALENT YIELD ADJUSTMENT	$8,993	$25,495

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Dec. 31, 2018			Three Months Ended Sept. 30, 2018
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$1,620	$10	2.54%	$3,377	$19	2.29%
Interest-bearing deposits in nonaffiliated banks	41,511	240	2.30	88,118	450	2.03
Taxable securities	1,957,638	13,384	2.73	1,943,125	12,594	2.59
Tax exempt securities	1,206,728	11,482	3.81	1,213,212	11,459	3.78
Loans	3,918,360	53,361	5.40	3,845,836	51,769	5.34

Total interest-earning assets	7,125,857	$78,477	4.37%	7,093,668	$76,291	4.27%
Noninterest-earning assets	493,244			490,155

Total assets	$7,619,101			$7,583,823

Interest-bearing liabilities:
Deposits	$3,961,582	$5,092	0.51%	$4,035,174	$4,329	0.43%
Fed funds purchased and other borrowings	484,054	1,115	0.91	399,026	294	0.29

Total interest-bearing liabilities	4,445,636	$6,207	0.55%	4,434,200	$4,623	0.41%
Noninterest-bearing liabilities	2,169,069			2,156,258
Shareholders’ equity	1,004,396			993,365

Total liabilities and shareholders’ equity	$7,619,101			$7,583,823

Net interest income and margin (tax equivalent)		$72,270	4.02%		$71,668	4.01%

	Three Months Ended June 30, 2018			Three Months Ended Mar. 31, 2018
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$2,228	$13	2.32%	$6,215	$27	1.78%
Interest-bearing deposits in nonaffiliated banks	59,373	258	1.74	160,399	613	1.55
Taxable securities	2,007,949	12,719	2.53	1,826,391	11,354	2.49
Tax exempt securities	1,281,757	12,001	3.75	1,352,235	12,559	3.72
Loans	3,797,341	49,376	5.22	3,748,561	46,995	5.08

Total interest-earning assets	7,148,648	$74,367	4.17%	7,093,801	$71,548	4.09%
Noninterest-earning assets	486,837			497,049

Total assets	$7,635,485			$7,590,850

Interest-bearing liabilities:
Deposits	$4,076,522	$4,005	0.39%	$4,139,324	$3,519	0.34%
Fed funds purchased and other borrowings	434,239	462	0.43	357,414	113	0.13

Total interest-bearing liabilities	4,510,761	$4,467	0.40%	4,496,738	$3,632	0.33%
Noninterest-bearing liabilities	2,152,451			2,144,065
Shareholders’ equity	972,273			950,047

Total liabilities and shareholders’ equity	$7,635,485			$7,590,850

Net interest income and margin (tax equivalent)		$69,900	3.92%		$67,916	3.88%

	Three Months Ended Dec. 31, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$1,192	$5	1.52%
Interest-bearing deposits in nonaffiliated banks	186,355	645	1.37
Taxable securities	1,562,744	8,977	2.30
Tax exempt securities	1,405,327	16,259	4.63
Loans	3,483,939	43,695	4.98

Total interest-earning assets	6,639,557	$69,581	4.16%
Noninterest-earning assets	441,645

Total assets	$7,081,202

Interest-bearing liabilities:
Deposits	$3,795,808	$2,465	0.26%
Fed funds purchased and other borrowings	343,683	97	0.11

Total interest-bearing liabilities	4,139,491	$2,562	0.25%
Noninterest-bearing liabilities	2,033,580
Shareholders’ equity	908,131

Total liabilities and shareholders’ equity	$7,081,202

Net interest income and margin (tax equivalent)		$67,019	4.00%

	Year Ended Dec. 31, 2018			Year Ended Dec. 31, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$3,347	$70	2.09%	$3,096	$24	0.78%
Interest-bearing deposits in nonaffiliated banks	87,027	1,561	1.79	141,368	1,660	1.17
Taxable securities	1,934,160	50,052	2.59	1,479,698	32,825	2.22
Tax exempt securities	1,262,947	47,501	3.76	1,484,952	68,118	4.59
Loans	3,828,040	201,498	5.26	3,435,447	168,843	4.91

Total interest-earning assets	7,115,521	$300,682	4.23%	6,544,561	$271,470	4.15%
Noninterest-earning assets	491,211			436,950

Total assets	$7,606,732			$6,981,511

Interest-bearing liabilities:
Deposits	$4,052,614	$16,945	0.42%	$3,783,960	$8,213	0.22%
Fed funds purchased and other short term borrowings	418,977	1,984	0.47	422,285	1,075	0.25

Total interest-bearing liabilities	4,471,591	$18,929	0.42%	4,206,245	$9,288	0.22%
Noninterest-bearing liabilities	2,154,935			1,892,453
Shareholders’ equity	980,206			882,813

Total liabilities and shareholders’ equity	$7,606,732			$6,981,511

Net interest income and margin (tax equivalent)		$281,753	3.96%		$262,182	4.01%